EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2013 Earnings and Dividend Declaration

Warren, Pennsylvania — October 21, 2013

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2013 of $17.6 million, or $0.19 per diluted share.  This represents an increase of $1.9 million, or 12.2%, over the same quarter last year when net income was $15.7 million, or $0.17 per diluted share, and an increase of $4.1 million, or 30.6%, compared to the quarter ended June 30, 2013 when net income was $13.5 million, or $0.15 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 6.18% and 0.88% compared to 5.37% and 0.78% for the same quarter last year and 4.79% and 0.68% for the quarter ended June 30, 2013.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.13 per share payable on November 14, 2013, to shareholders of record as of October 31, 2013.  This represents the 76th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “In this prolonged environment of low interest rates and relatively weak loan demand, we are especially pleased that our interest rate spread remained flat from the previous quarter, while our net interest margin decreased by just two basis points.  This was accomplished by realizing continued growth in both loans and low-cost checking deposits.  Also contributing to improved earnings was an increase in noninterest income, led by continued improvement in trust, financial services and insurance income.  Finally, our heightened emphasis on controlling operating expense is noticeable in almost every expense category on our income statement.”

Net interest income decreased by $3.2 million, or 4.8%, to $62.5 million for the quarter ended September 30, 2013, from $65.7 million for the quarter ended September 30, 2012, as decreases in interest income on loans receivable and investment securities of $5.3 million and $686,000, respectively, were partially offset by a $3.1 million decrease in interest paid on deposit accounts.  These changes from the previous year were due primarily to the continued low level of market interest rates.

The provision for loan losses decreased by $1.9 million, or 27.8%, to $5.0 million for the quarter ended September 30, 2013, from $6.9 million for the quarter ended September 30, 2012.  As of September 30, 2013, the allowance for loan losses was $75.9 million, or 1.32% of total loans, compared to $71.2 million, or 1.24% of total loans, as of September 30, 2012 and $73.2 million, or 1.28% of total loans, as of December 31, 2012.  Net charge-offs were $1.7 million, or 0.12% for the quarter ended September 30, 2013 compared to $5.8 million, or 0.41% for the same quarter last year.  Loans 90 days or more delinquent decreased by $21.9 million, or 27.3%, to $58.5 million as of September 30, 2013 from $80.4 million as of September 30, 2012.

Noninterest income increased by $836,000, or 5.5%, to $16.1 million for the quarter ended September 30, 2013, from $15.3 million for the quarter ended September 30, 2012.  This increase is due primarily to a $1.1 million decrease in loss on real estate owned. Additionally, insurance commission income increased by $539,000 as a result of the acquisition of the Bert Company, effective January 1, 2013.  Partially offsetting these increases was a decrease in mortgage banking income of $1.3 million, due primarily to slower origination activity.

Noninterest expense decreased by $1.5 million, or 2.9%, to $50.3 million for the quarter ended September 30, 2013, from $51.8 million for the quarter ended September 30, 2012, due primarily to a decrease in marketing expense of $798,000, or 43.6%, which was due to the timing of various campaigns.  Additionally, professional services decreased by $608,000, or 31.4%, and compensation and employee benefits decreased by $542,000, or 1.9%, as a result of our continued focus on controlling expenses.

Net income for the nine month period ended September 30, 2013 of $46.4 million represents a decrease of $859,000, or 1.8%, compared to net income of $47.2 million for the nine month period ended September 30, 2012.  Diluted earnings per share for the nine month period ended September 30, 2013 increased to $0.51 from $0.50 in the same period last year.  The annualized returns on average shareholders’ equity and average assets were 5.47% and 0.78%, respectively, for the current nine month period compared to 5.42% and 0.79%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 165 community banking offices in Pennsylvania, New York, Ohio and Maryland and 50 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

#                                                                                         #                                                                                         #

Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	September 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$93,335	88,277
Interest-earning deposits in other financial institutions	321,344	362,794
Federal funds sold and other short-term investments	634	633
Marketable securities available-for-sale (amortized cost of $1,084,596 and 1,053,122)	1,092,799	1,079,074
Marketable securities held-to-maturity (fair value of $129,580 and $161,969)	125,937	155,081
Total cash, interest-earning deposits and marketable securities	1,634,049	1,685,859

Residential mortgage loans held for sale	—	15,441
Residential mortgage loans	2,453,109	2,400,208
Home equity loans	1,072,388	1,076,637
Other consumer loans	225,978	235,367
Commercial real estate loans	1,586,991	1,585,833
Commercial loans	392,636	388,994
Total loans receivable	5,731,102	5,702,480
Allowance for loan losses	(75,865)	(73,219)
Loans receivable, net	5,655,237	5,629,261

Federal Home Loan Bank stock, at cost	43,716	46,834
Accrued interest receivable	22,560	23,313
Real estate owned, net	20,173	26,165
Premises and Equipment, net	142,487	138,824
Bank owned life insurance	140,389	137,044
Goodwill	174,463	174,461
Other intangible assets	2,541	3,529
Other assets	72,764	77,310
Total assets	$7,908,379	7,942,600

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$803,498	755,429
Interest-bearing demand deposits	854,288	851,771
Savings deposits	2,348,805	2,271,311
Time deposits	1,718,774	1,886,089
Total deposits	5,725,365	5,764,600
Borrowed funds	865,096	860,047
Advances by borrowers for taxes and insurance	14,152	23,325
Accrued interest payable	861	888
Other liabilities	61,277	62,177
Junior subordinated debentures	103,094	103,094
Total liabilities	6,769,845	6,814,131

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 94,152,042 shares and 93,652,960 shares issued and outstanding, respectively	942	937
Paid-in-capital	617,180	613,249
Retained earnings	562,758	550,296
Unallocated common stock of Employee Stock Ownership Plan	(23,305)	(24,525)
Accumulated other comprehensive loss	(19,041)	(11,488)
Total shareholders’ equity	1,138,534	1,128,469
Total liabilities and shareholders’ equity	$7,908,379	7,942,600

Equity to assets	14.40%	14.21%
Tangible common equity to assets	12.44%	12.23%
Book value per share	$12.09	$12.05
Tangible book value per share	$10.21	$10.14
Closing market price per share	$13.21	$12.14
Full time equivalent employees	2,023	2,042
Number of banking offices	165	165

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Quarter ended
	September 30,		June 30,
	2013	2012	2013
Interest income:
Loans receivable	$71,480	76,771	71,987
Mortgage-backed securities	3,113	3,941	3,308
Taxable investment securities	1,030	577	1,034
Tax-free investment securities	1,912	2,223	2,094
Interest-earning deposits	253	364	340
Total interest income	77,788	83,876	78,763

Interest expense:
Deposits	7,150	10,207	7,404
Borrowed funds	8,126	8,013	8,032
Total interest expense	15,276	18,220	15,436

Net interest income	62,512	65,656	63,327
Provision for loan losses	4,992	6,915	5,405
Net interest income after provision
for loan losses	57,520	58,741	57,922

Noninterest income:
Impairment losses on securities	—	(340)	—
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	247	—
Net impairment losses	—	(93)	—
Gain/ (loss) on sale of investments, net	109	260	19
Service charges and fees	9,282	9,110	9,037
Trust and other financial services income	2,380	2,122	2,263
Insurance commission income	2,019	1,480	2,190
Loss on real estate owned, net	(111)	(1,187)	(2,285)
Income from bank owned life insurance	1,178	1,148	1,088
Mortgage banking income	203	1,484	236
Other operating income	1,049	949	865
Total noninterest income	16,109	15,273	13,413

Noninterest expense:
Compensation and employee benefits	27,629	28,171	28,156
Premises and occupancy costs	5,633	5,498	5,744
Office operations	3,497	3,141	3,866
Processing expenses	6,036	6,340	7,390
Marketing expenses	1,032	1,830	2,093
Federal deposit insurance premiums	1,377	1,305	1,424
Professional services	1,331	1,939	1,199
Amortization of intangible assets	291	219	349
Real estate owned expense	681	832	600
Other expense	2,770	2,528	1,985
Total noninterest expense	50,277	51,803	52,806

Income before income taxes	23,352	22,211	18,529
Income tax expense	5,752	6,518	5,051

Net income	$17,600	15,693	13,478

Basic earnings per share	$0.19	0.17	0.15

Diluted earnings per share	$0.19	0.17	0.15

Annualized return on average equity	6.18%	5.37%	4.79%
Annualized return on average assets	0.88%	0.78%	0.68%

Basic common shares outstanding	90,760,402	94,422,878	90,423,717
Diluted common shares outstanding	91,824,384	94,610,656	90,917,136

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Nine months ended
	September 30,
	2013	2012
Interest income:
Loans receivable	$216,440	231,888
Mortgage-backed securities	9,862	13,041
Taxable investment securities	2,969	1,585
Tax-free investment securities	6,069	6,987
Interest-earning deposits	844	1,217
Total interest income	236,184	254,718

Interest expense:
Deposits	22,368	34,335
Borrowed funds	23,989	23,824
Total interest expense	46,357	58,159

Net interest income	189,827	196,559
Provision for loan losses	17,555	18,165
Net interest income after provision for loan losses	172,272	178,394

Noninterest income:
Impairment losses on securities	—	(885)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	554
Net impairment losses	—	(331)
Gain/ (loss) on sale of investments, net	229	260
Service charges and fees	27,010	26,701
Trust and other financial services income	6,847	6,256
Insurance commission income	6,504	4,801
Loss on real estate owned, net	(2,526)	(2,839)
Income from bank owned life insurance	3,351	3,372
Mortgage banking income	1,395	2,804
Other operating income	3,090	3,190
Total noninterest income	45,900	44,214

Noninterest expense:
Compensation and employee benefits	83,715	83,425
Premises and occupancy costs	17,530	16,729
Office operations	10,631	9,805
Processing expenses	19,279	18,541
Marketing expenses	5,025	7,695
Federal deposit insurance premiums	4,239	4,343
Professional services	4,223	5,136
Amortization of intangible assets	988	793
Real estate owned expense	1,880	2,143
Other expense	7,044	6,435
Total noninterest expense	154,554	155,045

Income before income taxes	63,618	67,563
Income tax expense	17,242	20,328

Net income	$46,376	47,235

Basic earnings per share	$0.51	0.50

Diluted earnings per share	$0.51	0.50

Annualized return on average equity	5.47%	5.42%
Annualized return on average assets	0.78%	0.79%

Basic common shares outstanding	90,530,417	94,277,362
Diluted common shares outstanding	91,210,040	94,591,402

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	September 30, 2013	June 30, 2013	September 30, 2012	December 31, 2012

Non-accrual loans current:
Residential mortgage loans	$1,500	1,564	—	797
Home equity loans	808	859	—	635
Other consumer loans	81	69	—	44
Commercial real estate loans	30,505	27,882	18,138	24,960
Commercial loans	22,779	15,687	12,290	5,424
Total non-accrual loans current	$55,673	46,061	30,428	31,860

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$339	18	—	—
Home equity loans	183	81	—	—
Other consumer loans	33	14	—	—
Commercial real estate loans	3,198	4,536	6,404	5,549
Commercial loans	366	172	311	2,002
Total non-accrual loans delinquent 30 days to 59 days	$4,119	4,821	6,715	7,551

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,131	1,964	—	—
Home equity loans	255	198	—	—
Other consumer loans	111	60	—	—
Commercial real estate loans	2,534	1,848	1,860	2,802
Commercial loans	572	2,104	1,340	9,652
Total non-accrual loans delinquent 60 days to 89 days	$4,603	6,174	3,200	12,454

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$25,002	23,730	24,476	24,286
Home equity loans	8,959	8,607	9,365	8,479
Other consumer loans	1,848	1,706	1,494	1,936
Commercial real estate loans	16,282	20,872	35,230	24,550
Commercial loans	6,413	8,595	9,864	9,096
Total non- accrual loans delinquent 90 days or more	$58,504	63,510	80,429	68,347

Total non-accrual loans	$122,899	120,566	120,772	120,212

	September 30,	June 30,	September 30,	December 31,
	2013	2013	2012	2012

Non-accrual loans	$122,899	120,566	120,772	120,212
Loans 90 days past maturity and still accruing	809	893	807	1,698
Nonperforming loans	123,708	121,459	121,579	121,910
Real estate owned, net	20,173	21,269	29,291	26,165
Nonperforming assets	$143,881	142,728	150,870	148,075

Non-accrual troubled debt restructuring *	$37,519	42,043	29,261	41,166
Accruing troubled debt restructuring	41,871	44,474	57,004	48,278
Total troubled debt restructuring	$79,390	86,517	86,265	89,444

Nonperforming loans to total loans	2.16%	2.13%	2.12%	2.14%

Nonperforming assets to total assets	1.82%	1.79%	1.87%	1.86%

Allowance for loan losses to total loans	1.32%	1.28%	1.24%	1.28%

Allowance for loan losses to nonperforming loans	61.33%	59.77%	58.54%	60.06%

* Amounts included in non-accrual loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	September 30,			June 30,			September 30,			December 31,
	2013		*	2013		*	2012		*	2012		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	87	$4,391	0.2%	77	3,741	0.2%	99	$5,971	0.2%	430	32,921	1.4%
Home equity loans	140	4,161	0.4%	174	4,993	0.5%	154	5,027	0.5%	224	6,534	0.6%
Consumer loans	992	4,193	1.9%	1,026	4,334	1.9%	1,019	4,470	1.9%	1,122	5,456	2.3%
Commercial real estate loans	73	6,536	0.4%	74	7,982	0.5%	101	18,512	1.2%	87	13,001	0.8%
Commercial loans	28	1,059	0.3%	31	952	0.2%	22	791	0.2%	41	3,233	0.8%
Total loans delinquent 30 days to 59 days	1,320	$20,340	0.4%	1,382	22,002	0.4%	1,395	34,771	0.6%	1,904	61,145	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	87	$6,360	0.3%	101	8,516	0.4%	83	$7,621	0.3%	100	9,387	0.4%
Home equity loans	56	2,193	0.2%	50	1,361	0.1%	53	2,116	0.2%	65	1,977	0.2%
Consumer loans	412	1,646	0.7%	368	1,470	0.7%	383	1,424	0.6%	448	1,830	0.8%
Commercial real estate loans	29	3,692	0.2%	41	3,170	0.2%	19	2,544	0.2%	33	4,596	0.3%
Commercial loans	15	1,242	0.3%	18	2,389	0.6%	21	1,855	0.5%	17	10,158	2.5%
Total loans delinquent 60 days to 89 days	599	$15,133	0.3%	578	16,906	0.3%	559	15,560	0.3%	663	27,948	0.5%

Loans delinquent 90 days or more:
Residential mortgage loans	265	$25,002	1.0%	250	23,730	1.0%	255	$24,476	1.0%	266	24,286	1.0%
Home equity loans	203	8,959	0.8%	194	8,607	0.8%	181	9,365	0.9%	175	8,479	0.8%
Consumer loans	401	1,848	0.8%	379	1,706	0.8%	351	1,494	0.6%	427	1,936	0.8%
Commercial real estate loans	134	16,282	1.0%	128	20,872	1.3%	133	35,230	2.3%	146	24,550	1.6%
Commercial loans	50	6,413	1.6%	53	8,595	2.2%	53	9,864	2.4%	61	9,096	2.2%
Total loans delinquent 90 days or more	1,053	$58,504	1.0%	1,004	63,510	1.1%	973	80,429	1.4%	1,075	68,347	1.2%

Total loans delinquent	2,972	$93,977	1.6%	2,964	102,418	1.8%	2,927	130,760	2.3%	3,642	157,440	2.8%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of September 30, 2013

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,433,665	—	18,123	—	1,321	2,453,109
Home equity loans	1,063,429	—	8,959	—	—	1,072,388
Other consumer loans	224,644	—	1,334	—	—	225,978
Total Personal Banking	3,721,738	—	28,416	—	1,321	3,751,475

Business Banking:
Commercial real estate loans	1,380,452	44,173	161,069	1,297	—	1,586,991
Commercial loans	327,137	12,156	52,225	1,118	—	392,636
Total Business Banking	1,707,589	56,329	213,294	2,415	—	1,979,627

	$5,429,327	56,329	241,710	2,415	1,321	5,731,102

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2012

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,395,809	—	18,743	48	1,049	2,415,649
Home equity loans	1,068,183	—	8,454	—	—	1,076,637
Other consumer loans	234,106	—	1,261	—	—	235,367
Total Personal Banking	3,698,098	—	28,458	48	1,049	3,727,653

Business Banking:
Commercial real estate loans	1,352,118	68,130	163,751	1,834	—	1,585,833
Commercial loans	320,228	13,077	52,742	2,947	—	388,994
Total Business Banking	1,672,346	81,207	216,493	4,781	—	1,974,827

	$5,370,444	81,207	244,951	4,829	1,049	5,702,480

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Allowance for loan losses
Beginning balance	$72,590	70,110	73,219	71,138
Provision	4,992	6,915	17,555	18,165
Charge-offs residential mortgage	(546)	(1,197)	(2,002)	(3,459)
Charge-offs home equity	(213)	(1,268)	(1,388)	(2,749)
Charge-offs other consumer	(1,675)	(1,536)	(4,359)	(4,327)
Charge-offs commercial real estate	(1,048)	(1,385)	(7,734)	(5,817)
Charge-offs commercial	(463)	(1,641)	(3,685)	(5,009)
Recoveries	2,228	1,179	4,259	3,235
Ending balance	$75,865	71,177	75,865	71,177

Net charge-offs to average loans, annualized	0.12%	0.41%	0.35%	0.43%

Northwest Bancshares, Inc. and Subsidiaries

Municipal securities portfolio

(Dollars in thousands)

	September 30, 2013			As a %
	Market	Amortized	Unrealized	of book
	value	cost	gain/ (loss)	value
Municipal securities by state:
Pennsylvania
School districts	$85,563	84,022	1,541	47.6%
General obligations	30,603	29,931	672	16.9%
Revenue bonds	2,364	2,354	10	1.3%
Total Pennsylvania	118,530	116,307	2,223	65.8%
New York	19,935	19,648	287	11.1%
Ohio	6,069	5,974	95	3.4%
All other states	35,842	34,738	1,104	19.7%
	$180,376	176,667	3,709

	December 31, 2012			As a %
	Market	Amortized	Unrealized	of book
	value	cost	gain	value
Municipal securities by state:
Pennsylvania
School districts	$96,271	91,951	4,320	46.7%
General obligations	37,205	35,418	1,787	18.0%
Revenue bonds	3,006	2,948	58	1.5%
Total Pennsylvania	136,482	130,317	6,165	66.2%
New York	26,831	25,954	877	13.2%
Ohio	6,390	5,973	417	3.0%
All other states	37,683	34,659	3,024	17.6%
	$207,386	196,903	10,483

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended September 30,
	2013			2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,703,527	72,051	5.05%	5,703,380	77,360	5.43%
Mortgage-backed securities (c)	701,510	3,113	1.78%	722,368	3,941	2.18%
Investment securities (c) (d)	545,005	3,972	2.92%	350,081	3,997	4.57%
FHLB stock	47,650	120	1.01%	46,834	11	0.10%
Other interest-earning deposits	376,699	253	0.26%	598,114	364	0.24%

Total interest-earning assets	7,374,391	79,509	4.31%	7,420,777	85,673	4.62%

Noninterest earning assets (e)	553,189			625,460

Total assets	$7,927,580			8,046,237

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,209,726	882	0.29%	1,154,104	1,060	0.37%
Interest-bearing demand accounts	854,600	144	0.07%	834,890	180	0.09%
Money market accounts	1,144,522	768	0.27%	1,076,799	920	0.34%
Certificate accounts	1,735,898	5,356	1.22%	1,991,987	8,047	1.61%
Borrowed funds (f)	864,315	6,690	3.07%	856,292	6,576	3.06%
Junior subordinated debentures	103,094	1,436	5.45%	103,094	1,437	5.45%

Total interest-bearing liabilities	5,912,155	15,276	1.03%	6,017,166	18,220	1.20%

Noninterest bearing checking	794,411			740,188
Noninterest bearing liabilities	91,385			119,365

Total liabilities	6,797,951			6,876,719

Shareholders’ equity	1,129,629			1,169,518

Total liabilities and shareholders’ equity	$7,927,580			8,046,237

Net interest income/ Interest rate spread		64,233	3.28%		67,453	3.42%

Net interest-earning assets/ Net interest margin	$1,462,236		3.48%	1,403,611		3.64%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.23X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.01% and 5.38%, respectively, Investment securities - 2.16% and 3.20%, respectively, Interest-earning assets - 4.23% and 4.52%, respectively. GAAP basis net interest rate spreads were 3.20% and 3.32%, respectively, and GAAP basis net interest margins were 3.40% and 3.54%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2013			2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,655,512	218,126	5.14%	5,636,905	233,569	5.52%
Mortgage-backed securities (c)	717,785	9,862	1.83%	743,568	13,041	2.34%
Investment securities (c) (d)	515,751	12,306	3.18%	334,799	12,334	4.91%
FHLB stock	47,545	191	0.54%	47,330	36	0.10%
Other interest-earning deposits	428,395	844	0.26%	644,602	1,217	0.25%

Total interest-earning assets	7,364,988	241,329	4.37%	7,407,204	260,197	4.68%

Noninterest earning assets (e)	575,832			611,578

Total assets	$7,940,820			8,018,782

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,200,106	2,676	0.30%	1,133,876	3,200	0.38%
Interest-bearing demand accounts	856,269	433	0.07%	817,474	648	0.11%
Money market accounts	1,124,572	2,258	0.27%	1,024,971	2,762	0.36%
Certificate accounts	1,791,819	17,001	1.27%	2,105,367	27,725	1.76%
Borrowed funds (f)	861,465	19,728	3.06%	845,499	19,543	3.09%
Junior subordinated debentures	103,094	4,261	5.45%	103,094	4,281	5.46%

Total interest-bearing liabilities	5,937,325	46,357	1.04%	6,030,281	58,159	1.29%

Noninterest bearing checking	776,087			714,454
Noninterest bearing liabilities	94,651			111,584

Total liabilities	6,808,063			6,856,319

Shareholders’ equity	1,132,757			1,162,463

Total liabilities and shareholders’ equity	$7,940,820			8,018,782

Net interest income/ Interest rate spread		194,972	3.33%		202,038	3.39%

Net interest-earning assets/ Net interest margin	$1,427,663		3.53%	1,376,923		3.64%

Ratio of interest-earning assets to interest-bearing liabilities	1.24X			1.23X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.10% and 5.48%, respectively, Investment securities - 2.34% and 3.41%, respectively, Interest-earning assets - 4.28% and 4.59%, respectively. GAAP basis net interest rate spreads were 3.24% and 3.30%, respectively, and GAAP basis net interest margins were 3.44% and 3.54%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	September 30, 2013			June 30, 2013
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,703,527	72,051	5.05%	5,623,784	72,548	5.16%
Mortgage-backed securities (c)	701,510	3,113	1.78%	726,583	3,308	1.82%
Investment securities (c) (d)	545,005	3,972	2.92%	531,802	4,255	3.20%
FHLB stock	47,650	120	1.01%	48,110	34	0.28%
Other interest-earning deposits	376,699	253	0.26%	513,930	340	0.26%

Total interest-earning assets	7,374,391	79,509	4.31%	7,444,209	80,485	4.32%

Noninterest earning assets (e)	553,189			531,771

Total assets	$7,927,580			7,975,980

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,209,726	882	0.29%	1,209,783	900	0.30%
Interest-bearing demand accounts	854,600	144	0.07%	873,804	149	0.07%
Money market accounts	1,144,522	768	0.27%	1,121,579	748	0.27%
Certificate accounts	1,735,898	5,356	1.22%	1,791,030	5,607	1.26%
Borrowed funds (f)	864,315	6,690	3.07%	866,476	6,612	3.06%
Junior subordinated debentures	103,094	1,436	5.45%	103,094	1,420	5.45%

Total interest-bearing liabilities	5,912,155	15,276	1.03%	5,965,766	15,436	1.04%

Noninterest bearing checking	794,411			778,468
Noninterest bearing liabilities	91,385			102,191

Total liabilities	6,797,951			6,846,425

Shareholders’ equity	1,129,629			1,129,555

Total liabilities and shareholders’ equity	$7,927,580			7,975,980

Net interest income/ Interest rate spread		64,233	3.28%		65,049	3.28%

Net interest-earning assets/ Net interest margin	$1,462,236		3.48%	1,478,443		3.50%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.25X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.01% and 5.12%, respectively, Investment securities - 2.16% and 2.35%, respectively, Interest-earning assets - 4.23% and 4.23%, respectively. GAAP basis net interest rate spreads were 3.20% and 3.19%, respectively, and GAAP basis net interest margins were 3.40% and 3.40%, respectively.